                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:

/ / Preliminary Proxy Statement


/X/ Definitive Proxy Statement

/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to [section]240.14a-11(c) or
    [section]240.14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               HEALTHSOURCE, INC.
                (Name of Registrant as Specified In Its Charter)

                               HEALTHSOURCE, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Act Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:


/X/ Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

- --------------------------------------------------------------------------------

                              HEALTHSOURCE, INC.

                             TWO COLLEGE PARK DRIVE
                         HOOKSETT, NEW HAMPSHIRE 03106

               NOTICE OF THE 1996 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1996

To the Shareholders of
Healthsource, Inc.

     Notice is hereby given that the 1996 Annual Meeting of Shareholders (the "Meeting") of Healthsource, Inc. (the "Company") will be held on Tuesday, May 14, 1996 at 7:00 p.m. at the Center of New Hampshire, Holiday Inn, 700 Elm Street, Manchester, New Hampshire. The purposes of the Meeting are:

          1. To elect four directors to hold office until the 1999 Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

          2. To act upon a proposal recommended by the Board of Directors, to approve the 1996 Non-Employee Director Stock Option Plan.

          3. To act upon a proposal recommended by the Board of Directors, to amend the Articles of Incorporation of the Company to increase the authorized Common Stock, $.10 par value per share, from 200,000,000 to 800,000,000 shares.

          4. To transact such other business as may properly be brought before the Meeting and any adjournment, continuation, or postponement thereof.

     The Board of Directors has fixed the close of business on March 29, 1996 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting.

     The By-Laws require that the holders of a majority of the stock issued, outstanding and entitled to vote be present or be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business.

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON AT THAT TIME, YOU WILL BE ABLE TO DO SO, EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

     This Notice, the Proxy and the Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.

                                            JON S. RICHARDSON
                                            Secretary

Hooksett, New Hampshire
April 10, 1996

                               HEALTHSOURCE, INC.
                             TWO COLLEGE PARK DRIVE
                         HOOKSETT, NEW HAMPSHIRE 03106

                                PROXY STATEMENT

                      1996 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 1996

                                GENERAL MATTERS

     The enclosed Proxy is solicited by the Board of Directors of Healthsource, Inc. (the "Company"), for use at the 1996 Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, May 14, 1996 at 7:00 p.m. at the Center of New Hampshire, Holiday Inn, 700 Elm Street, Manchester, New Hampshire, and any adjournment, continuation, or postponement thereof. The shares represented by Proxies will be voted as instructed on the Proxies and, in the absence of instructions, as set forth herein. Proxies may be revoked at any time before they are exercised, by written notice delivered either to the Company's office at Two College Park Drive, Hooksett, New Hampshire 03106, Attention: Tracey T. Turner, Investor Relations, or in person at the time of the Meeting. This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders of the Company on or after April 10, 1996.

     The cost of solicitation of Proxies will be borne by the Company. In addition to the solicitation of Proxies by mail, officers and employees of the Company may solicit Proxies in person or by telephone without compensation other than reimbursement for their actual expenses. The Company will, upon request, reimburse persons holding shares in their names, or those of their nominees for the benefit of others, for their reasonable expenses in sending Proxy materials to such others.

                                 VOTING RIGHTS


     Only shareholders of record at the close of business on the record date, March 29, 1996, will be entitled to notice of and to vote at the Meeting and at any adjournment, continuation, or postponement thereof. On March 29, 1996, there were 63,677,955 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), outstanding and entitled to vote; each share of Common Stock is entitled to one vote. A majority of all the Common Stock outstanding on March 29, 1996 constitutes a quorum for the Meeting. Shareholders will not be entitled to cumulative voting rights at the Meeting, which means that the holders of more than 50% of the Common Stock voting for the election of directors can elect all of the nominees for election to the Board of Directors if they choose to do so. In such event the holders of the remaining shares will not have the power to elect any person to the Board of Directors. The affirmative votes of the holders of a plurality of the Common Stock voting are required to elect directors. The proposal to approve the 1996 Non-Employee Director Stock Option Plan, the proposal to increase the authorized Common Stock of the Company and action upon any other matters not described herein which may come before the Meeting will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Shares not voting (including broker non-votes) and shares abstaining from the vote will not be counted toward the number of affirmative or negative votes on any matter.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 29, 1996, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by each of the named executive officers and by all executive officers and directors of the Company as a group. Persons who beneficially own in excess of 5% of the Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934. Based upon such reports, management knows of no person, other than those set forth below, who owns more than 5% of the outstanding shares of Common Stock. The information below was derived solely from such reports.


                                                               NUMBER OF           PERCENTAGE
                                                                 SHARES             OF CLASS
                                                              BENEFICIALLY         OUTSTANDING
                     NAME OF BENEFICIAL OWNER                   OWNED(1)           (63,677,955)
                     ------------------------                 ------------         -----------
        Norman C. Payson, M.D.
        President and Chief Executive Officer
        Two College Park Drive
        Hooksett, NH 03106.................................      5,572,760              8.6%

        Putnam Investments, Inc.(2)
        One Post Office Square
        Boston, MA 02109...................................      6,399,802             10.1%

        Sally W. Crawford..................................        208,200               *

        Charles M. Schneider...............................        122,000               *

        Thomas M. Congoran.................................        141,000               *

        Directors and Executive Officers as a Group (15
          persons)(3)......................................      7,619,862             11.6%

- ---------------

  * Less than 1%.


(1) The listed figures include options exercisable within 60 days to purchase 1,240,000, 80,000, 122,000, 60,000 and 2,014,000 shares held by Dr. Payson,
     Ms. Crawford, Mr. Schneider, Mr. Congoran and all directors and executive officers as a group, respectively.



(2) Putnam Investments, Inc. ("Putnam Investments") is considered a "beneficial owner" of the Company's Common Stock through its ownership of all of the outstanding capital stock of Putnam Investment Management, Inc. ("Putnam Investment Management") and The Putnam Advisory Company, Inc. ("Putnam Advisory"), registered investment advisers which beneficially owned 5,904,752 (9.3%) and 495,050 (0.8%) shares of the Company's Common Stock, respectively. Putnam Investments and its parent company, Marsh & McLennan Companies, Inc., disclaim voting or dispositive power over the indicated Common Stock of the Company, and Putnam Investment Management and Putnam Advisory are considered "beneficial owners" of the Company's Common Stock, the Company is advised, by virtue of having acquired such Common Stock for investment purposes for certain of their advisory clients.



(3) Includes 158,404 shares owned by spouses and minor children of directors and officers and shares held or owned by custodians for the benefit of such minors, officers or directors, as to which beneficial ownership may be disclaimed.



     On March 29, 1996, Cede & Co., a nominee for the Depository Trust Company, was the record holder of 55,946,279 (87.9%) shares of Common Stock. The Depository Trust Company is a stock clearing corporation which holds securities for the accounts of various brokerage firms, banks and similar institutions, none of which, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock at such date.

                            MATTERS TO BE ACTED UPON

                           I.  ELECTION OF DIRECTORS

     At the Meeting, four Class I Directors are to be elected. The Class I Directors will be elected to hold office until the 1999 Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified. The Board of Directors at its February 20, 1996 meeting designated as nominees for election as Class I Directors Robert S. Cathcart, III, M.D., Robert
A. Leipold, M.D., Norman C. Payson, M.D. and J. Harold Chandler. All nominees have indicated to the Company, in writing, both their willingness to be nominated and to serve as directors, if elected.

     The enclosed form of Proxy lists four persons nominated on behalf of the Board of Directors for election at the Meeting as Class I Directors. Proxies may not be voted for more than four nominees for Class I Directors. The Board of Directors does not contemplate that any of its proposed nominees will become unavailable for any reason. However, should any proposed nominee of the Board of Directors become unavailable or unwilling to accept nomination and election, Proxies which do not withhold authority to vote for that proposed nominee will be voted for another nominee to be selected by the Board of Directors.

     IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED, IN THE ABSENCE OF CONTRARY INSTRUCTIONS, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED BELOW.

A.  INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTOR

     The following table sets forth certain information concerning the nominees for election as directors and each other person whose term of office as director will continue after the Meeting, including: (i) name and age; (ii) principal occupation; (iii) positions with the Company and subsidiaries during 1995; (iv) the year in which each first became a director of the Company; and (v) number of shares of Common Stock beneficially owned on March 29, 1996. The table has been prepared from information obtained from the directors. All nominees are currently serving as directors of the Company. There are no family relationships between any director or executive officer of the Company and any other such person.


                                                                                        PERCENTAGE OF
                                                                                          SHARES OF
                                                                                         COMMON STOCK
                                                                                      OWNED BENEFICIALLY
                                                           NUMBER OF SHARES           TO ALL OUTSTANDING
         NAME, AGE, POSITIONS WITH COMPANY                 OF COMMON STOCK                SHARES OF
          AND SUBSIDIARIES, AND PRINCIPAL              OWNED BENEFICIALLY AS OF          COMMON STOCK
        OCCUPATION DURING PAST FIVE YEARS(1)              MARCH 29, 1996(2)              (63,677,955)
        ------------------------------------           ------------------------       ------------------
                                         NOMINEES FOR DIRECTOR
               NOMINEES FOR CLASS I DIRECTORS -- TERM EXPIRING AT THE 1999 ANNUAL MEETING
ROBERT S. CATHCART, III, M.D.
     Robert S. Cathcart, III, M.D., age 57, has
served as a director of the Company since May 1993
and as President of Healthsource South Carolina,
Inc. since May 1992. Dr. Cathcart is a board
certified general surgeon with Surgical Associates
of Charleston, South Carolina, P.A. and has
practiced for 24 years in Charleston, South
Carolina............................................              41,330(3)                  *

                                                                                        PERCENTAGE OF
                                                                                          SHARES OF
                                                                                         COMMON STOCK
                                                                                      OWNED BENEFICIALLY
                                                           NUMBER OF SHARES           TO ALL OUTSTANDING
         NAME, AGE, POSITIONS WITH COMPANY                 OF COMMON STOCK                SHARES OF
          AND SUBSIDIARIES, AND PRINCIPAL              OWNED BENEFICIALLY AS OF          COMMON STOCK
        OCCUPATION DURING PAST FIVE YEARS(1)              MARCH 29, 1996(2)              (63,677,955)
        ------------------------------------           ------------------------       ------------------
ROBERT A. LEIPOLD, M.D.
     Robert A. Leipold, M.D., age 45, has served as
a director of the Company since 1985 and as
President of Healthsource New Hampshire, Inc. since
July 1993. Dr. Leipold is a board certified
obstetrician/gynecologist with Garrison Medical
Professional Association and has practiced for 16
years in Dover, New Hampshire.......................             260,400(3)                     *

NORMAN C. PAYSON, M.D.
     Norman C. Payson, M.D., age 47, has been
President and Chief Executive Officer and a
director of the Company since 1985. He was a
practicing physician and has been extensively
involved in HMOs since 1975. Since 1980, Dr.
Payson's principal occupation has been in health
care and HMO management.............................           5,572,760(3)                   8.6%

J. HAROLD CHANDLER
     J. Harold Chandler, age 46, has served as a
director of the Company since June 1995. Mr.
Chandler is President and Chief Executive Officer
and a director of Provident Companies, Inc.
("Provident") and various of its subsidiaries. Prior
to joining Provident in 1993, he served as President
of NationsBank MidAtlantic Banking Group. Mr.
Chandler currently serves as a director of AmSouth
Bancorporation and Herman Miller Inc................              17,500(3)                     *

                                     DIRECTORS WHOSE TERMS CONTINUE

                     CLASS II DIRECTORS -- TERM EXPIRING AT THE 1997 ANNUAL MEETING

ROBERT H. BILBRO, M.D.
     Robert H. Bilbro, M.D., age 55, has been a
director of the Company since May 1994 and since
1987 has served as President and Chairman of the
Board of Directors of Healthsource Health Plans,
Inc. ("HSHP"). Dr. Bilbro is engaged in the practice
of internal medicine and cardiology with Raleigh
Medical Group, P.A., Raleigh, North Carolina, where
he has practiced for 23 years. He was nominated by
the Board of Directors pursuant to the agreement
under which the Company acquired HSHP in March
1994................................................              58,924(3)                     *

DANIEL F. EUBANK, M.D.
     Daniel F. Eubank, M.D., age 48, has been a
director of the Company since 1985. Since July
1994, Dr. Eubank has been the Director of NH
Dartmouth Family Practice Residency and has also
been employed by Capitol Region Health Services
Corp. Dr. Eubank was a Partner in Concord Family
Medicine from 1983 to 1995. He is board certified in
family medicine and has practiced for 16 years in
the Concord, New Hampshire area.....................              30,148(3)                     *

                                                                                        PERCENTAGE OF
                                                                                          SHARES OF
                                                                                         COMMON STOCK
                                                                                      OWNED BENEFICIALLY
                                                           NUMBER OF SHARES           TO ALL OUTSTANDING
         NAME, AGE, POSITIONS WITH COMPANY                 OF COMMON STOCK                SHARES OF
          AND SUBSIDIARIES, AND PRINCIPAL              OWNED BENEFICIALLY AS OF          COMMON STOCK
        OCCUPATION DURING PAST FIVE YEARS(1)              MARCH 29, 1996(2)              (63,677,955)
        ------------------------------------           ------------------------       ------------------
DAVID W. SCHALL, M.D.
     David W. Schall, M.D., age 52, has been a
director of the Company since September 1989 and
the President of Healthsource Maine, Inc. since
1986. Since January 1994, Dr. Schall has been
employed as President, Chief Executive Officer and a
Director of Bowdoin Medical Group and as Managing
Partner of Bowdoin Medical Associates. He is board
certified in family medicine and has practiced for
24 years in Brunswick, Maine........................              45,000(3)                  *

                    CLASS III DIRECTORS -- TERM EXPIRING AT THE 1998 ANNUAL MEETING

MERWYN BAGAN, M.D., M.P.H.
     Merwyn Bagan, M.D., M.P.H., age 60, has served
  as the Chairman of the Board of the Company since
1985. Dr. Bagan served as President of Healthsource
New Hampshire, Inc. from 1985 until July 1993. He is
a board certified neurosurgeon and practiced for 23
years in Concord and Manchester, New Hampshire prior
to his retirement in July 1993. He subsequently
earned an M.P.H. degree and presently works as a
consultant in international health. Dr. Bagan is a
past President of both the New Hampshire Medical
Society and the American Association of Neurological
Surgeons............................................             674,600(3)                 1.1%

PAUL D. BARON, M.D.
     Paul D. Baron, M.D., age 55, has been a
director of the Company since 1985. He is a board
certified anatomic and clinical pathologist and has
practiced for 21 years, the last 16 at Concord
Hospital in Concord, New Hampshire. Dr. Baron is the
Chairman of the Department of Pathology at Concord
Hospital............................................              75,000(3)                  *

FRANCIS G. MIDDLETON, M.D.
     Francis G. Middleton, M.D., age 56, has served
as a director of the Company since September 1989,
and as President of Healthsource South, Inc. since
January 1995. Prior to January 1995, Dr. Middleton
served as Medical Director of Healthsource South
Carolina, Inc. and as a consultant to Healthsource
Management, Inc. He is board certified in internal
medicine and infectious disease and practiced for 17
years in Charleston, South Carolina. He ceased
private practice in July, 1991 and since then has
served as an employee of the Company................             251,000(3)                  *

- ---------------

* Less than 1%.

(1) Directorships of majority-owned subsidiaries are omitted.


(2) Includes 138,089 shares owned by spouses and shares held or owned by custodians for the benefit of such directors, as to which beneficial ownership may be disclaimed.


(3) Includes 30,000 shares of Company Common Stock issuable upon exercise of options to each of Drs. Bagan, Bilbro and Eubank; 45,000 shares issuable upon exercise of options to Drs. Baron, Schall and Leipold; 32,000 shares issuable upon exercise of options to Dr. Cathcart; 15,000 shares issuable upon exercise of options to Mr. Chandler; 140,000 shares issuable upon exercise of options to Dr. Middleton and 1,240,000 shares issuable upon exercise of options to Dr. Payson.

B.  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Background

     This report provides information regarding the compensation and benefits provided to the Company's Chief Executive Officer and the three other most highly compensated executive officers (the "named executive officers"). The Compensation Committee determines the compensation of the Chief Executive Officer and sets policies for, reviews and approves the recommendations of, management with respect to the compensation awarded to other corporate officers (including the other named executive officers), including decisions about base salary, annual bonuses and awards under the Company's 1994 Stock Option Plan.

     In 1995, the Compensation Committee reviewed the Company's executive compensation program and received a report from independent compensation consultants assessing the competitiveness of the Company's compensation program by comparing it to other leading growth-oriented, managed care organizations of a similar business profile. The Compensation Committee believes that these companies represent the Company's most direct competitors for executive talent. They include companies included in the Value Line Medical Service Index, as well as a number of other health care services companies deemed comparable, including regional and national HMO companies, hospital service companies and other healthcare-related companies (the "Comparable Companies").

     The Compensation Committee has adopted the following objectives for the Company's total compensation program: (i) to attract and retain high quality employees critical to the continuing success of the Company; (ii) to support a performance-oriented environment that closely aligns compensation with Company profitability and contribution to business results; (iii) to reinforce a strong team orientation; (iv) to motivate and reward achievements in meeting critical short-term goals and longer term business development; and (v) to provide competitive total compensation opportunities in line with the practices of other leading managed care organizations. There are no specific quantitative measures of corporate performance used either in 1995 or proposed to be used in 1996 for determining executive officer cash compensation. The Committee determined that, given the responsibilities of executive officers, it is more suitable for the CEO to make a subjective appraisal of their individual contributions towards the Company's progress in meeting certain operating goals for the Company (the "Goals"). The Goals are a combination of certain business objectives, goals and plans for the Company which are not purely objective and necessarily involve many qualitative and subjective issues which the Company considers to be proprietary in nature. The Committee believes that disclosure of the Goals could adversely affect the Company. The Committee believes that providing incentives to executive officers to meet the Goals should maximize shareholder value by contributing to consistent and sustained growth, control of healthcare costs and other expenses, increased market share in existing markets, expansion into new markets and expansion of the range of managed care services offered by the Company.

     The key elements of the Company's executive compensation program consist of base salary, annual bonus and long-term stock incentives.

Base Salary

     Base salaries are determined by evaluating the responsibilities of the position, the experience of the individual, the salaries for comparable positions in the competitive marketplace and the individual's contribution to the Goals. Base salary levels for the Company's executive officers are generally positioned at competitive levels for comparable positions with the Comparable Companies. The Compensation Committee annually reviews each executive officer's base salary for purposes of assessing whether an adjustment is appropriate. The Compensation Committee exercises considerable discretion in setting base salaries within the guidelines discussed above.

Annual Bonus

     In 1995, the Company adopted a bonus plan which covers officers and other key executives of the Company. Bonus award opportunities under this plan are positioned somewhat below the bonus practices of the Comparable Companies. Annual bonus awards for participants other than the Chief Executive Officer are reviewed and approved by the Compensation Committee based on the Chief Executive Officer's subjective appraisal of their individual contributions towards the Company's progress in meeting the Goals.

Long-Term Stock Incentives

     Long-term stock incentives are designed to encourage and create significant ownership of the Company's stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. Another objective of long-term stock incentives is to encourage and reward executives for long-term strategic management and the enhancement of shareholder value. The Company's grant practices are designed to provide a larger component of total compensation through stock incentives than the Comparable Companies.

     The Company's 1994 Stock Option Plan provides for the granting of nonqualified stock options and incentive stock options at the discretion of the Compensation Committee at the end of each year or early the following year. Stock options are granted with an exercise price of not less than 110% of the market price of the Common Stock on the date of grant. The Compensation Committee has established a philosophy of guideline ranges for determining the size of grants, based on the executive officer's managerial responsibilities and contributions to the Company, as well as the practices of the Comparable Companies. The Chief Executive Officer makes recommendations to the Committee based on his subjective assessment of each named executive officer's performance of those responsibilities. The amount of prior option grants is not a factor in granting options in any year.

CEO Compensation

     For 1995, Dr. Payson's base salary was established at $485,000, which was somewhat below base salary levels paid by the Comparable Companies. Dr. Payson declined any cash bonus for 1995. In light of the Company's strong performance during 1995 relative to shareholder value, net income and HMO membership growth, as well as the Company's completion of the Provident acquisition and the acquisition of CMHC, and in order to enhance Dr. Payson's incentive to increase shareholder value, the Compensation Committee on February 20, 1996 awarded Dr. Payson options to purchase 200,000 shares under the 1994 Stock Option Plan which are exercisable at 110% of the market value on the date of grant ($41.94) and vest over a two year period. The option grants to Dr. Payson were not based upon any specific quantitative formula or information from the Comparable Companies.

Compliance with Internal Revenue Code Section 162(m)

     It is anticipated that all compensation to the named executive officers for 1995 services will be fully deductible under Section 162(m) of the Internal Revenue Code and therefore the Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

                                            Paul D. Baron, M.D. (Chairman)
                                            Merwyn Bagan, M.D., M.P.H.
                                            Robert A. Leipold, M.D.

C.  PERFORMANCE GRAPH

     The following performance graph shows the Company's cumulative total shareholder return on its Common Stock as compared to the Standard & Poor's
Mid-Cap 400 Index and the Value Line Medical Services Industry Index. The graph assumes a $100 investment on December 29, 1989 in Company Common Stock, the
Standard & Poor's Mid-Cap 400 Index and the Medical Services Industry Index. The cumulative total returns shown assume reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS


   HEALTHSOURCE, INC., S&P MIDCAP 400 INDEX AND VALUE LINE'S MEDICAL SERVICES
                                 INDUSTRY INDEX

                     (PERFORMANCE RESULTS THROUGH 12/31/95)

                                 [LINE GRAPH]

MEASUREMENT PERIOD                HEALTH-                           MEDICAL
(FISCAL YEAR COVERED)           SOURCE, INC.      S&P MIDCAP       SERVICES
1990                              $ 100.00         $100.00         $100.00
1991                              $ 165.15         $150.10         $140.99
1992                              $ 347.73         $167.98         $180.63
1993                              $ 502.27         $185.90         $222.05
1994                              $ 743.18         $179.24         $247.93
1995                              $1309.09         $234.49         $330.18

                                                        Source: Value Line, Inc.

D.  EXECUTIVE COMPENSATION

     Summary Compensation Table. The following Summary Compensation Table sets forth for the fiscal years ended December 31, 1995, 1994 and 1993 information as to the total compensation received by each of the Chief Executive Officer and the three highest paid executive officers who received total compensation in excess of $100,000 in all capacities. During the fiscal year ended December 31, 1995, the Company had no additional executive officers.


                           SUMMARY COMPENSATION TABLE

                                                                                                             LONG-TERM
                                                                  ANNUAL COMPENSATION                       COMPENSATION
     NAME AND                                       -----------------------------------------------         ------------
PRINCIPAL POSITION                                                                     OTHER ANNUAL            STOCK
- ------------------                     YEAR         SALARY(1)          BONUS           COMPENSATION          OPTIONS(2)
                                       ----         ---------         --------         ------------         ------------
Norman C. Payson, M.D...............   1995         $483,081            -0-   (3)        $ 10,000(4)            200,000(5)
President, Chief Executive             1994          387,604            -0-   (3)          10,000(4)          2,200,000(6)
Officer and Director                   1993          419,964            -0-   (3)          10,000(4)            200,000

Sally W. Crawford...................   1995         $324,233          $ 65,000           $ 42,063(4)            100,000(5)
Chief Operating Officer                1994          289,530            28,500             10,000(4)            100,000
                                       1993          250,000            -0-                10,000(4)             60,000

Charles M. Schneider................   1995         $322,884          $165,000(7)        $ 26,127(4)            150,000(5)
Executive Vice President               1994          210,865            21,500            -0-                   150,000(8)
                                       1993          175,000            -0-               -0-                    60,000

Thomas M. Congoran..................   1995         $199,231          $ 30,000           $ 15,960(4)             30,000(5)
Chief Financial Officer                1994          164,808            16,000            -0-                    40,000
                                       1993          150,000            -0-               -0-                    20,000

 ---------------
(1)  Includes amounts deferred pursuant to the Company's 401(k) Plan.

(2) Stock options adjusted to reflect a two-for-one stock split paid in the form of a 100% stock dividend to shareholders of record on November 30, 1995.

(3)  Dr. Payson has declined a cash bonus.

(4) $10,000 paid to each of Dr. Payson and Ms. Crawford which was used to defray automobile and other business expenses; $32,063, $11,577 and $15,960 paid to Ms. Crawford, Mr. Schneider and Mr. Congoran, respectively, for unused vacation time accrued during 1995; and $14,550 paid on account of moving expenses for Mr. Schneider.

(5)  Options granted in 1996 for services rendered in 1995.

(6) Includes options to purchase 2,000,000 shares granted to Dr. Payson in May 1994 as part of the adoption of the 1994 Stock Option Plan by shareholders at the 1994 Annual Meeting of Shareholders.


(7) Includes $100,000 paid to Mr. Schneider in connection with his relocation to Chattanooga, Tennessee due to the Provident acquisition.


(8) Includes options to purchase 50,000 shares of the Company's Common Stock granted in connection with Mr. Schneider's relocation to Chattanooga, Tennessee.

     Stock Option Plans. The Company's 1991 Non-Qualified Stock Option Plan (the "1991 Plan") authorized the Company, upon recommendation of the Compensation Committee, to grant options to purchase a total of 2,400,000 shares of Common Stock, to selected officers and other key employees of the Company and its subsidiaries. Pursuant to the 1991 Plan, the optionee generally may exercise the option only during his employment with the Company. No option is exercisable, however, after 10 years from the date on which it is granted. The exercise price of the options was set at 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The options are exercisable only for cash and are not transferable, except upon death. As of March 29, 1996, there were outstanding to employees of the Company options to purchase a total of 1,179,887 shares of Common Stock and 6,000 shares remain available for grant.



     On May 11, 1994 the shareholders of the Company approved the Company's 1994 Stock Option Plan (the "1994 Plan"). Options granted under the 1994 Plan may be options which are either qualified as Incentive Stock Options under Section 422 of the Internal Revenue Code ("ISOs") or non-qualified thereunder. The 1994 Plan provided for an initial grant of options to purchase 2,000,000 shares to Dr. Payson, and makes available for additional grants to employees generally a number of options equal to 1 1/2% of the outstanding Common Stock of the Company on the prior December 31, for each fiscal year. Any options not granted in a given year may be carried forward and granted in future years. The maximum number of options permitted to be qualified during the life of the 1994 Plan as ISOs is 2,000,000. The 1994 Plan provides for a term of five years, after which no options may be granted. The optionee may generally exercise an option only during his period of employment with the Company and within 30 days of termination of employment, except in the case of termination of employment due to death or disability, in which case the options may be exercised pursuant to their terms without regard to vesting requirements. The option price may not be less than 110% (130% for the initial option grant to Dr. Payson) of the fair market value of the Common Stock on the date of grant and no option is exercisable after the expiration of ten years from the date it is granted. As of March 29, 1996, there were outstanding to employees of the Company options to purchase a total of 4,574,894 shares of Common Stock.


     Shown in the table below is information on stock options granted to the President and Chief Executive Officer and to the three named executive officers shown in the Summary Compensation Table who received options to purchase Company
Common Stock for fiscal year 1995.

                       OPTION GRANTS FOR FISCAL YEAR 1995


                                                   % OF TOTAL
                                    NUMBER OF       OPTIONS
                                      SHARES       GRANTED TO         GRANT
                                    UNDERLYING     EMPLOYEES          DATE
                                     OPTIONS        FOR 1995         CLOSING       EXERCISE    EXPIRATION       GRANT DATE
NAME                                GRANTED(1)    (1,523,472)         PRICE        PRICE(2)       DATE       PRESENT VALUE(3)
- ----                                ----------    -----------        -------       --------    ----------    ----------------
Norman C. Payson, M.D............    200,000         13.1%           $38.13         $41.94      02/19/06        $3,231,423
President, Chief Executive
  Officer and Director

Sally W. Crawford................    100,000          6.6%           $38.13         $41.94      02/19/06        $1,615,712
Chief Operating Officer

Charles M. Schneider.............    150,000          9.9%           $38.13         $41.94      02/19/06        $2,423,568
Executive Vice President

Thomas M. Congoran...............     30,000          2.0%           $38.13         $41.94      02/19/06        $  484,714
Chief Financial Officer

- ---------------

(1) Options are exercisable after February 21, 1998.

(2) Exercise price is 110% of the closing price for the Company's Common Stock at February 20, 1996, the date of grant.

(3) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. Assumptions made for the named executives are: expected option term of six years; risk-free interest rate of 5.64%; annual dividend rate of 0; and annualized volatility of 36.1%.


     Shown in the table below, with respect to the President and Chief Executive
Officer and the three named executive officers shown in the Summary Compensation
Table, are exercised and unexercised options to purchase the Company's Common
Stock granted in fiscal year 1995 and prior years pursuant to the Company's stock option plans.

                 AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1995
                     AND 1995 FISCAL YEAR-END OPTION VALUES


                                                                         NUMBER OF
                                                                     SHARES UNDERLYING               VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                  SHARES                           DECEMBER 31, 1995(1)             DECEMBER 31, 1995(1)(2)
                                 ACQUIRED         VALUE        -----------------------------     -----------------------------
NAME                            ON EXERCISE      REALIZED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ----                            -----------     ----------     -----------     -------------     -----------     -------------
Norman C. Payson, M.D..........   150,000       $5,862,750       600,000         2,000,000       $11,564,000      $32,666,000
President, Chief Executive
Officer and Director

Sally W. Crawford..............   112,500       $3,586,087        -0-              160,000           -0-          $ 2,565,000
Chief Operating Officer

Charles M. Schneider...........    -0-             -0-            32,000           210,000       $   815,360      $ 3,223,500
Executive Vice President

Thomas M. Congoran.............    30,000       $  935,100        32,000            60,000       $   815,360      $   942,780
Chief Financial Officer

- ---------------
(1) Does not include options granted in 1996 for services rendered in 1995.

(2) Based upon the closing price of $36.00 for the Company's Common Stock at December 29, 1995.


     Employment Agreement. In January 1986, Dr. Payson entered into an employment agreement with the Company which expired on December 31, 1995. Dr. Payson's base salary for 1995 was fixed by the Compensation Committee at $485,000.

E.  COMPENSATION OF DIRECTORS

     Each director of the Company (except Drs. Payson and Middleton) currently receives a $25,000 annual director's fee plus $1,000 per Board meeting and $1,000 for each committee meeting attended. The Company also reimburses the directors for their travel expenses and Drs. Schall, Cathcart and Bilbro for lost practice time in travel to meetings.

     Pursuant to the Healthsource, Inc. 1992 Director Stock Option Plan (the "1992 Director Plan"), each non-employee director of the Company received annually, at no cost, options to purchase 15,000 shares of the Common Stock of the Company after each annual meeting of shareholders beginning with the 1992 Annual Meeting. Each option granted under the 1992 Director Plan is exercisable for a period of five (5) years and vests and becomes exercisable one year after the date of grant of the option. In 1995, Drs. Bagan, Baron, Bilbro, Cathcart, Eubank and Leipold and Mr. Chandler received options under the 1992 Director Plan. Although the 1992 Director Plan expires by its terms after the granting of options to the Company's directors following the Meeting, the Board of Directors has voted to not grant options under the 1992 Director Plan following the Meeting, provided the shareholders approve the 1996 Non-Employee Director Stock Option Plan (the "1996 Director Plan") at the Meeting. If the shareholders approve the 1996 Director Plan at the Meeting, grants under that plan will be made in lieu of grants under the 1992 Director Plan. For further information on the 1996 Director Plan, see "Approval of Healthsource, Inc. 1996 Non-Employee Director Stock Option Plan."

     The exercise price of options granted under the 1992 Director Plan was set at one hundred ten percent (110%) of the fair market value of the shares on the date of grant and no option granted thereunder may be exercised after the expiration of five years from the date of grant. Vested options are exercisable provided that the option holder remains a director of the Company. In the event of the death, retirement or permanent and total disability of a director, such director may exercise vested options through the date of expiration of the option. In the event of termination of a director's service on the Board of Directors for other reasons, such director's options will terminate within 30 days of the date of termination of service and all then outstanding options that have been vested will be exercisable during such period.

F.  CERTAIN TRANSACTIONS BETWEEN MANAGEMENT AND THE COMPANY AND ITS SUBSIDIARIES

     Dr. Middleton. In January 1995, Dr. Middleton entered into a five year employment agreement with the Company under which he serves as President of Healthsource South, Inc., at a current annual salary of $330,000 and is eligible to receive a performance bonus. Under this agreement, Dr. Middleton conducts development activities for the Company throughout the southern United States. The employment agreement is terminable by the Company or Dr. Middleton without cause on 60 days' notice and provides for a severance benefit of $300,000 plus two months' base pay for each year completed under the agreement, up to a maximum of 12 months, in the event of termination without cause by the Company, or $500,000 plus two months' base pay for each year under the agreement, up to a maximum of 12 months, in the event of a change of control of the Company. Dr. Middleton is also eligible to receive stock options under the Company's employee stock option plans and was granted options to purchase 100,000 shares of the Company's Common Stock on February 20, 1996 at an exercise price of $41.94 per share vesting over a two year period.

     Dr. Schall. In January 1994, Dr. Schall entered into a three year employment agreement with the Company under which he serves as President of Healthsource Maine, Inc. at a current annual salary of $52,700, subject to adjustment based on the annual inflation rate. The agreement may be terminated at any time with or without cause upon six months notice.

     Dr. Leipold. In May 1995, the Company made a 7-year term loan in the principal amount of $1,547,910 to Garrison Medical Professional Association ("Garrison"), the group with which Dr. Leipold practices medicine and is a shareholder. The loan currently bears interest at a rate of 8% which is adjustable on each anniversary of the loan to a rate one percent below the reported prime rate of interest. The loan is secured by certain real estate and accounts receivable of Garrison. As of December 31, 1995, $1,488,944 in principal amount remained outstanding under the loan.

     Mr. Chandler/Provident Transaction. Mr. Chandler serves as President and Chief Executive Officer of Provident. Effective May 1, 1995, the Company purchased the assets of the group health, HMO and third party administration business of Provident for a purchase price of $131 million in cash and $100 million face amount of 6.25% cumulative preferred stock (the "Provident Transaction"). In conjunction with the Provident Transaction, the Company and Provident entered into agreements under which the Company provides certain administrative services to Provident's retained stop-loss business and Provident's disability products; the Company also agreed to obtain computer services from Provident's Chattanooga, Tennessee data processing center for the acquired Provident business for a minimum of two years. Mr. Chandler joined the Company's Board of Directors pursuant to the Provident Transaction agreements after the completion of the Provident Transaction. On March 6, 1996, the Company redeemed the $100 million face amount of preferred stock issued in the Provident Transaction and the Company no longer has an obligation to nominate a Provident representative to the Company's Board of Directors.

     Participating Physician Agreements. Each physician director of the Company, other than Drs. Payson, Bagan and Middleton, provides medical services as a participating physician to one of the Company's HMOs. Each such director's participating physician agreement conforms with the standard agreements for all participating physicians in the respective HMOs.

G.  MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     There were nine meetings of the Board of Directors held during 1995. All directors attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which they serve.

     The Audit Committee reviews the examination reports of state and federal regulatory agencies and the reports of the independent auditors. Directors Baron and Eubank serve on this committee. The Audit Committee met three times during 1995.

     The Compensation Committee determines the compensation of executive officers and stock options to be granted to employees of the Company. Directors Bagan, Baron, and Leipold serve on this committee. The Compensation Committee met three times during 1995.

H.  REPORTS OF BENEFICIAL OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the officers, directors and greater than ten percent beneficial owners were complied with during 1995, other than one late report regarding one purchase transaction by Dr. Cathcart, two late reports regarding two sale transactions by Mr. Congoran and two late reports regarding two gift and one sale transaction by Dr. Bilbro.

                    II.  APPROVAL OF HEALTHSOURCE, INC. 1996
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On February 20, 1996, the Board of Directors voted to adopt the Healthsource, Inc. 1996 Non-Employee Director Stock Option Plan (the "1996 Director Plan") and to submit the 1996 Director Plan for approval by the shareholders of the Company at the Meeting. The Board of Directors recommends that the shareholders approve the 1996 Director Plan at the Meeting. The full text of the 1996 Director Plan is set out in Appendix A to this Proxy Statement. The purpose of the 1996 Director Plan is to promote the long-term growth and financial success of the Company by attracting and retaining highly capable and knowledgeable non-employee directors and promoting a greater interest between the Company's non-employee directors and its stockholders. Options granted under the 1996 Director Plan are not intended to meet the requirements of Section 422A of the Internal Revenue Code. The 1996 Director Plan is intended to qualify as a plan exempt from the provisions of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), pursuant to Rule 16b-3 under the Exchange Act.

     Pursuant to the 1996 Director Plan, each non-employee director of the Company will receive at no cost non-transferable options to purchase forty five thousand (45,000) shares of Common Stock following the Meeting and following the 1999 Annual Meeting of Shareholders. A non-employee director appointed or elected at any time between the Meeting and the 1999 Annual Meeting or between the 1999 Annual Meeting and the 2001 Annual Meeting will receive options to purchase that number of shares corresponding to the number of years remaining (pro rating if necessary) until the 1999 Annual Meeting or the 2002 Annual Meeting, as the case may be, multiplied by fifteen thousand (15,000). Each option will be exercisable for a period of ten years and will vest and become exercisable as to fifteen thousand (15,000) shares (or a pro rated amount if appointed or elected between Annual Meetings) on the date of each succeeding Annual Meeting during which the director continues to serve as such with the Company.


     The exercise price of options granted under the 1996 Director Plan will be one hundred ten percent (110%) of the fair market value of the shares on the date of grant and no option will be exercisable after the expiration of ten (10) years from the date of grant. The closing price on the New York Stock Exchange of the Company's Common Stock on March 29, 1996 was $38 3/4 per share. In the event of the termination of service of a director for any reason other than retirement, disability or death, any outstanding, vested options will remain exercisable for a 30-day period after the effective date of such termination, following which any unexercised options will expire. In the event of the retirement, disability or death of a director who holds options under the plan, the director's outstanding, vested options will remain exercisable through the stated expiration date.


     In the event of a "change in control" of the Company, all options granted under the 1996 Director Plan will become immediately vested without regard to any future vesting requirements or whether the recipient continues to serve as a non-employee director at the time of exercise. A "change in control" is defined as any sale or transfer of a majority of the assets of the Company, a sale or transfer (through a merger or otherwise) of greater than 50% of the outstanding stock of the Company, a public announcement of a tender offer for more than 30% of the outstanding stock of the Company, a change in composition of a majority of the Board of Directors of the Company, or the execution by the Company of any agreement providing for any of the foregoing events.

     No federal income tax consequences will be incurred by the Company or the optionees at the time the options are granted. Upon exercise of options, the optionee will generally realize ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise; and the Company will be entitled to a deduction for federal income tax purposes equal to the amount which the optionee includes as ordinary income.

     The current directors of the Company who will be eligible to receive options under the 1996 Director Plan are: Drs. Bagan, Baron, Eubank, Leipold, Cathcart and Bilbro and Mr. Chandler. Assuming each receives option grants following the 1996 and 1999 Annual Meetings, each would receive options to purchase a total of ninety thousand (90,000) shares, with all such non-employee directors as a group receiving options to purchase a total of six hundred and thirty thousand (630,000) shares. Since the Company's By-Laws permit a Board of Directors of up to 15 members, it is possible that additional options would be granted pursuant to the 1996 Director Plan if the size of the Board of Directors is increased.


     The following table shows the proposed options to be granted under the 1996
Director Plan if approved by the Company's shareholders at the Meeting:

                        OPTIONS UNDER 1996 DIRECTOR PLAN


                                                           HEALTHSOURCE, INC. 1996 NON-EMPLOYEE
                                                                DIRECTOR STOCK OPTION PLAN
                                                    --------------------------------------------------
                                                    DOLLAR VALUE OF SHARES             NO. OF SHARES
     NAME AND POSITION                               SUBJECT TO OPTION(1)            SUBJECT TO OPTION
     -----------------                              ----------------------           -----------------
Non-Executive Director Group........................           -0-                        630,000

- ---------------

(1) The options to be granted to the non-employee directors of the Company will have an exercise price of 110% of the fair market value of the Common Stock on the date of grant and have no current dollar value.

     IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED, IN THE ABSENCE OF CONTRARY INSTRUCTIONS, FOR APPROVAL OF THE HEALTHSOURCE, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                  III.  AMENDMENT TO ARTICLES OF INCORPORATION

A.  PROPOSED AMENDMENT

     On February 20, 1996, the Board of Directors voted to adopt an amendment (the "Amendment") to the Articles of Incorporation of the Company to increase the authorized Common Stock from 200,000,000 shares to 800,000,000 shares and to submit the Amendment for approval by the shareholders of the Company at the Meeting. The Board of Directors recommends that the shareholders approve the Amendment at the Meeting. The text of the proposed Amendment is as follows:

     TO AMEND ARTICLE FIFTH, PARAGRAPH A OF THE ARTICLES OF INCORPORATION BY REPLACING IT IN ITS ENTIRETY WITH THE FOLLOWING:

                                 "ARTICLE FIFTH

        A. AUTHORIZED SHARES: THE TOTAL AUTHORIZED CAPITAL STOCK OF THE CORPORATION SHALL CONSIST OF EIGHT HUNDRED TEN MILLION (810,000,000) SHARES OF WHICH (i) EIGHT HUNDRED MILLION (800,000,000) SHARES SHALL BE COMMON STOCK OF $.10 PAR VALUE PER SHARE; AND, (ii) TEN MILLION (10,000,000) SHARES SHALL BE PREFERRED STOCK OF $.10 PAR VALUE PER SHARE."


     Of the 200,000,000 shares of Common Stock currently authorized for issuance under the Articles of Incorporation, a total of 63,677,955 shares are currently outstanding, approximately 8,500,000 shares are currently reserved for issuance under the Company's stock option plans and other option arrangements (excluding the shares to be reserved under the proposed 1996 Director Plan and assuming the current number of outstanding shares), and 5,264,600 shares are reserved for issuance pursuant to the conversion of the Company's 5% Convertible Subordinated Notes due 2003. Of the 10,000,000 shares of Preferred Stock currently authorized for issuance under the Articles of Incorporation, none are currently outstanding.


     The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock dividends, stock splits, corporate mergers, acquisitions of property, issuance of stock pursuant to stock options, and other general corporate purposes, and to enable the Company to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expenses associated with the holding of a special meeting of shareholders, unless otherwise required by law. The Board of Directors will determine whether, when and on what terms the issuance of additional shares of Common Stock or Preferred Stock may be warranted in connection with any of the corporate purposes outlined herein. There is no transaction currently planned or pending which would require the proposed increase in the authorized Common Stock of the Company.

B. GENERAL EFFECT OF THE AUTHORIZATION AND ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK AND ISSUANCE OF PREFERRED STOCK ON THE RIGHTS OF HOLDERS OF THE COMPANY'S COMMON STOCK.

     The authorization and issuance of new shares of Common Stock or issuance of Preferred Stock may affect the rights of the present holders of the Company's Common Stock in three general areas: (i) voting rights; (ii) annual dividends; and, (iii) distributions received in the event of the liquidation of the Company.

     (i)  VOTING RIGHTS.


          (a) Common Stock. Each share of Common Stock entitles the holder thereof to one vote in the election of directors and all other matters submitted to a vote of the shareholders of the Company. The issuance of all of the additional 600,000,000 shares of Common Stock, to be authorized by the proposed Amendment, would increase the total number of outstanding shares of Common Stock of the Company to 663,677,955 shares from the 63,677,955 shares now outstanding and eligible to be voted. The 600,000,000 shares would then represent 90% of the aggregate outstanding shares of Common Stock. Existing shareholders of the Company do not have any preemptive rights to purchase new shares of Common Stock of the Company. Accordingly, in the absence of any pro-rata participation by existing shareholders in any new issue, the relative rights and/or voting power of the present holders of the Common Stock of the Company to vote with respect to any matter presented at any meeting of the Company's Shareholders would be diminished.


          (b) Preferred Stock. Depending upon the relative rights and privileges assigned by the Board of Directors to any series or class of Preferred Stock, the holders of the Company's Common Stock may have their voting power diminished with respect to certain matters presented at any meeting of the Company's shareholders should any class or series of Preferred Stock be accorded voting rights equal to or superior to those accorded to the holders of Common Stock.

     (ii) DIVIDENDS. Each share of Company Common Stock has an equal and ratable right to receive dividends paid from the Company's assets legally available therefor when, as and if declared by the Board of Directors. The Company has not previously paid cash dividends on its Common Stock, and has no intention to do so in the foreseeable future. However, should all or a portion of the available authorized shares of Common Stock and Preferred Stock be issued by the Board of Directors, the total number of shares to which dividends could be declared and paid would be increased, and depending upon the pool of funds legally available for the payment of dividends, the amount available for payment to holders of Common Stock may be reduced.

     (iii)  RIGHT TO RECEIVE DISTRIBUTIONS UPON DISSOLUTION OR
LIQUIDATION. Upon the winding up of the Company, whether voluntarily or involuntarily, (i) the holders of any outstanding Preferred Stock may be entitled to receive out of the stockholders' equity of the Company, before any payment or distribution may be made to the holders of Common Stock, such amounts as may be assigned by the Board of Directors to such class or series, and (ii) the holders of Common Stock would be entitled to share equally and ratably in the remaining assets of the Company available for distribution after payments are made to the Company's creditors and the holders of Preferred Stock. Should all or a portion of the available authorized shares of Common Stock be issued by the Board of Directors, the total number of shares to which distributions would be made would be increased and, depending upon the pool of assets or funds available for the making of distributions, the amount available for distributions to holders of Common Stock upon dissolution or liquidation may be reduced.

C. RELATIONSHIP OF AMENDMENT TO ANTI-TAKEOVER PROVISIONS IN THE ARTICLES OF INCORPORATION

     The adoption of the proposed Amendment to the Articles of Incorporation of the Company is not related to existing anti-takeover provisions in the Company's Articles of Incorporation and is not part of any plan by the Board of Directors to adopt a series of additional anti-takeover provisions. The Board of Directors does not presently intend to propose other anti-takeover measures.

     The following is a general summary of certain provisions of the Company's Articles of Incorporation relating to stock ownership and transfers, the Board of Directors and business combinations, which may be deemed to have an anti-takeover effect. The description below is necessarily general and reference should be made to the Articles of Incorporation.

     Classified Board of Directors. Article NINTH of the Articles of Incorporation provides that the Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible, with the directors in each class to hold office for a term of three years following election. If appointed between annual meetings, a director may hold office until the following annual meeting and, upon reelection, will serve for a term of three years thereafter. Each director will serve until his successor is elected and qualified. A classified Board of Directors could make it more difficult for shareholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the Board of Directors, even when the reason for a proposed removal is poor performance. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to change a majority, whereas a majority of a non-classified board may be changed in one year.


     Absence of Cumulative Voting. There is no cumulative voting by shareholders in the election of the Company's directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a meeting of shareholders may, if they so choose, elect all directors of the Company, thus precluding minority shareholder representation on the Company's Board of Directors.

     Issuance of Preferred Stock. The Company's Articles of Incorporation currently authorize the issuance of up to 10,000,000 shares of Preferred Stock. Issuance of the Preferred Stock in series as authorized by the Board of Directors conceivably could represent an additional class or classes of stock required to approve any proposed acquisition. The Preferred Stock, together with authorized but unissued shares of Common Stock, also could represent additional stock required to be purchased by an acquiror. Also, the Preferred Stock may be issued by the Board of Directors without shareholder approval with voting and conversion rights which could impede the completion of a proposed merger, tender offer or other attempt to gain control of the Company of which management does not approve, or otherwise adversely affect the voting power of holders of Common Stock.

     IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED, IN THE ABSENCE OF CONTRARY INSTRUCTIONS, FOR THE FOREGOING AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

                 IV.  OTHER MATTERS TO COME BEFORE THE MEETING

     At the date of this Proxy Statement, the Board of Directors is unaware of any other matters which will be presented for action at the Meeting. Should any such matters be presented, the Proxies grant power to the Proxyholders to vote the shares represented by the Proxies in the discretion of such Proxyholders. It is intended that the shares represented by the enclosed Proxy will be voted with respect to any such matters in a manner as the Proxyholders determine to be in the best interests of the Company and its shareholders.

                            INDEPENDENT ACCOUNTANTS


     The Board of Directors, upon recommendation of the Audit Committee, has selected Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996. It is expected that representatives of Deloitte & Touche LLP will be available at the Meeting and such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                 MISCELLANEOUS

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1995 (including financial statements) is being mailed together with this Proxy Statement to all shareholders. The Annual Report is not to be regarded as proxy soliciting material, except to the extent specifically incorporated by reference in this Proxy Statement.


     THE COMPANY WILL SUPPLY FREE OF CHARGE TO ANY PERSON SOLICITED BY THE PROXY STATEMENT, UPON WRITTEN OR ORAL REQUEST THEREFOR, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL SCHEDULES (EXCLUSIVE OF EXHIBITS) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995; SUCH REQUEST MUST BE ADDRESSED TO TRACEY T. TURNER, INVESTOR RELATIONS, HEALTHSOURCE, INC., TWO COLLEGE PARK DRIVE, HOOKSETT, NEW HAMPSHIRE 03106, TELEPHONE NUMBER (603) 268-7000.


                             SHAREHOLDER PROPOSALS


     Any proposal by a shareholder of the Company intended to be presented at the 1997 Annual Meeting of Shareholders of the Company must be received by the Company at Two College Park Drive, Hooksett, New Hampshire 03106 not later than December 31, 1996, unless the date of the next Annual Meeting shall be advanced by more than 30 days before May 14, 1997 or delayed by more than 90 days after such date. In the event of any such change, the Company will receive shareholder proposals a reasonable time before the solicitation is made.


                                            NORMAN C. PAYSON, M.D.
                                            President and Chief Executive
                                            Officer

                                                                      APPENDIX A

                      HEALTHSOURCE, INC. 1996 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

SECTION 1.  PURPOSE

     The Healthsource, Inc. 1996 Non-Employee Director Stock Option Plan (the "Plan") has been adopted to promote the long-term growth and financial success of Healthsource, Inc. (the "Company") by attracting and retaining highly capable and knowledgeable non-employee directors and promoting a greater interest between the Company's non-employee directors and its stockholders.

SECTION 2.  DEFINITIONS

- - "Award" means any grant of an Option under the Plan.

- - "Board" means the Company's Board of Directors.

- - "Code" means the Internal Revenue Code of 1986, as amended from time to time.

- - "Committee" means the Compensation Committee appointed by the Company's Board of Directors which shall meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as the same may be amended from time to time.

- - "Common Stock" means the Common Stock, $.10 par value, of the Company.

- - "Company" means Healthsource, Inc., a corporation established under the laws of the State of New Hampshire, and any Subsidiary.

- - "Eligible Director" means a Director of the Board who is not an employee of the Company or any Subsidiary as of the time Options are Awarded pursuant to the Plan.


- - "Fair Market Value" means (i) the last reported sale price at which the Common Stock is traded on such date or, if no Common Stock is traded on such date, the most recent date on which Common Stock was traded, as reflected on such public markets including but not limited to the New York Stock Exchange, NASDAQ National Market System or any other national securities exchange or association; (ii) the mean value between the bid and asked price on such date or the most recent trading date if the Common Stock is not listed on a national securities exchange and is traded over-the-counter; (iii) if the Common Stock is not traded over-the-counter or otherwise, the value will be set by the Board based upon reasonable methods of valuation which the Board, in its sole discretion, shall employ based upon the advice of counsel and experts as the Board shall retain to assist in its determination, but in no event shall the Fair Market Value be less than the book value of the Shares.


- - "1934 Act" means the Securities Exchange Act of 1934, as the same may be amended.

- - "Shares" means shares of the Common Stock, $.10 par value, of the Company.

- - "Option" means the right to purchase a specified number of Shares at a specified price during a specified period which is not intended to meet the requirements of Section 422A of the Code or any successor provision.

- - "Subsidiary" means a corporation, partnership or other business entity in which the Company has an ownership interest.

SECTION 3.  EFFECTIVE DATES

     The Plan shall be in effect as of May 14, 1996 upon approval by the shareholders of the Company. No Awards may be made under the Plan after the Annual Meeting of Shareholders of the Company in 2002.

SECTION 4.  PLAN ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems necessary. All determinations by the Committee shall be final and binding upon the Company and the holder of any Option Awarded under the Plan.

SECTION 5.  STOCK AVAILABLE FOR AWARDS

     (a) Common Shares Available. The maximum number of Shares available from time to time for Awards under the Plan shall be a number equal to the number of Directors serving at such time multiplied by 90,000, subject to adjustment as provided in paragraph (b) below.

     (b) Adjustments and Reorganizations. The aggregate number of Shares available for Options under the Plan, the Shares subject to any Option and the price per Share shall all be proportionally adjusted for any increase or decrease in the number of issued Shares subsequent to the effective date of the Plan resulting from: (i) a subdivision or consolidation of shares or any other capital adjustment; (ii) the payment of a stock dividend; or (iii) any other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each holder of an Option (and each other person entitled under Section 7 to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Option in whole or in part, but only to the extent that such Option is otherwise exercisable under the terms of the Plan.

     (c) Common Stock Usage. The Shares underlying any Award which is forfeited, canceled, reacquired by the Company, satisfied without issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the Shares of Common Stock available for issuance under this Plan.

SECTION 6.  STATUS OF AWARDS

     All Awards under the Plan shall be non-qualified stock options not intended to qualify under Section 422A of the Code.

SECTION 7.  GENERAL PROVISIONS AND TERMS APPLICABLE TO AWARDS


     Each Option Awarded to an Eligible Director under the Plan, and the issuance of Shares pursuant thereto, shall be subject to the following terms:



          (a) Form of Option. Each Option Awarded under the Plan shall be evidenced by an Option instrument duly executed on behalf of the Company by an officer delegated such authority by the Committee, using either manual or facsimile signature. Each Option shall comply with and be subject to the terms and conditions of the Plan. Any Option may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

          (b) Size of Award. An Option to purchase forty-five thousand (45,000) Shares of Common Stock (as adjusted pursuant to Section 5(b)) shall be Awarded automatically to each Eligible Director serving as such at the conclusion of the 1996 Annual Meeting of Shareholders of the Company (an "Annual Meeting"). An additional Option to purchase forty-five thousand (45,000) Shares (as adjusted pursuant to Section 5(b)) shall be awarded automatically to each Eligible Director serving as such at the conclusion of the 1999 Annual Meeting. An Eligible Director appointed or elected (i) subsequent to the 1996 Annual Meeting and prior to the 1999 Annual Meeting or (ii) subsequent to the 1999 Annual Meeting and prior to the 2002 Annual Meeting, shall be Awarded as of the date of such appointment or election an Option to purchase a number of Shares corresponding to the number of whole years remaining until the 1999 Annual Meeting or the 2002 Annual Meeting, as the case may be, multiplied by fifteen thousand (15,000) plus Pro-Rated Shares (as defined) (as adjusted pursuant to Section 5(b)). "Pro-Rated Shares" shall equal fifteen thousand (15,000) (as adjusted pursuant to Section 5(b)) multiplied by the fraction of a year represented by the number of whole months remaining from such director's appointment or election until the next Annual Meeting. In no event shall any individual Eligible Director be Awarded Options to purchase more than ninety thousand (90,000) Shares (as adjusted pursuant to Section 5(b)) over the term of the Plan.


          (c) Exercise Price. The Option exercise price per Share shall not be less than 110% of the Fair Market Value of the Shares (as defined in Section 2) at the time the Option is Awarded.

          (d) Vesting. Options granted at an Annual Meeting shall vest and become exercisable by an Eligible Director as to fifteen thousand (15,000) Shares (subject to adjustment in accordance with Section 5(b)) on each succeeding Annual Meeting date following the Award of such Options, provided the Eligible Director continues to serve as a director of the Company on such date. In the event that an Eligible Director is Awarded an Option which includes Pro-Rated Shares, such Option shall vest and become exercisable (i) as to such Pro-Rated Shares on the later of the next succeeding Annual Meeting date or the date which is six (6) months from the date such Option is Awarded and (ii) as to the remaining Shares for which options were granted fifteen thousand (15,000) Shares on each succeeding Annual Meeting date, provided the Eligible Director continues to serve as a director of the Company on such date.

          (e) Exercise Procedure. Any vested and exercisable Option may be exercised in whole or in part at any time during the Option period by giving written notice, signed by the person exercising the Option, to the Company stating the number of Shares for which the Option is being exercised, accompanied by payment in full of the Option exercise price for the number of Shares to be purchased. The date on which both such notice and payment are received by the office of the Secretary of the Company shall be the date of exercise of the Option as to such number of Shares. No Option may be exercised with respect to a fractional Share.

          (f) Payment of Exercise Price. Payment of the Option exercise price may be in cash equivalent (cash, bank-certified, cashier's or personal check), owned stock or some combination, including by means of any "cashless exercise" program then in effect and approved by the Company.

          (g) Termination. Each Option shall expire ten (10) years from its date of Award, but shall be subject to earlier termination as follows:

             (i) In the event of the termination of service as a director for any reason other than retirement, disability or death, any outstanding, vested (as pursuant to Section 7(d)), Options shall be exercisable within thirty (30) days after the effective date of such termination, following which any unexercised Options shall expire.

             (ii) In the event of the termination of service as a director by reason of retirement, disability or death, any outstanding, vested Options (as pursuant to Section 7(d)) Options shall be immediately exercisable and each such Option shall expire on the stated expiration date. Exercise of a deceased director's Options that remain exercisable shall be by the estate of such Option holder or by a person or persons whom the Option holder has designated in writing and filed with the Company, or, if no such designation has been made, by the person or persons to whom the Option holder's rights have passed by will or the laws of descent and distribution.

          (h) Nontransferability. The right of any Option holder to exercise an Option Awarded under the Plan shall, during the lifetime of such Option holder, not be assignable or transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code, the Employee Retirement Income Security Act, or the rules thereunder.


          (i) No Rights as a Stockholder. Neither the recipient of an Option under the Plan, nor an Option holder's successor(s) in interest, shall have any rights as a stockholder of the Company with respect to any Shares subject to an Option Awarded to such person until the date of issuance of a certificate for such Shares.


          (j) No Right to Employment. Neither the Plan, nor the Awarding of an Option, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director for any period of time or at any particular rate of compensation.

SECTION 8.  CHANGE IN CONTROL PROVISION

     In the event of a "Change in Control" of the Company (or the removal of a director in connection with such a "Change in Control"), all Options Awarded pursuant to the Plan shall become immediately vested and each Option holder shall have the right to exercise such Options pursuant to their terms without regard to (i) any future vesting requirements contained in such Options or (ii) whether the recipient continues to serve as an Eligible Director of the Company at the time of exercise of the Option; provided, however, that in no event shall the Options be exercisable more than ten (10) years from the date of the corresponding Award. A "Change in Control" is defined as any sale or transfer of a majority of the assets of the Company, a sale or transfer (through a merger or otherwise) of greater than fifty percent (50%) of the outstanding stock of the Company, the public announcement of a tender offer for more than 30% of the outstanding stock of the Company, a change in the composition of a majority of the Board of Directors of the Company, or the execution by the Company of any agreement providing for any of the foregoing. Any Option not so exercised prior to the consummation of the event giving rise to the Change in Control shall remain exercisable, subject to adjustment as provided herein, for the remainder of the term of the Option.

SECTION 9.  EXPENSES OF THE PLAN

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Company, and none of such charges shall be charged to any Option holder.

SECTION 10.  AGREEMENT AND REPRESENTATION OF DIRECTOR

     As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any Shares acquired upon exercise are being acquired for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any government agency. Inability of the Company to obtain from any regulatory body or authority the approvals deemed necessary by the Company's counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company from any liability in respect to the non-issuance or sale of such Shares unless and until said approvals are obtained.

SECTION 11.  TERMINATION AND AMENDMENT OF THE PLAN


     The Board may amend, terminate or suspend the Plan at any time, at its sole discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 under Section 16 of the 1934 Act, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of Awards, other than to comply with changes in the Code, the Employee Retirement Income Security Act or the rules and regulations thereunder; and provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment would: (a) materially increase the number of Shares that may be issued under the Plan; (b) materially modify the requirements as to eligibility for participation in the Plan; or (c) otherwise materially increase the benefits accruing to participants under the Plan.


SECTION 12.  RESERVATION OF SHARES OF STOCK

     The Company, during the term of the Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of Shares that shall be sufficient to satisfy the requirements of the Plan.

================================================================================

                              HEALTHSOURCE, INC.
                  TWO COLLEGE PARK DRIVE, HOOKSETT, NH 03106

                                  P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEALTHSOURCE,
INC.

        The undersigned shareholder(s) of Healthsource, Inc. hereby appoint(s) Merwyn Bagan, M.D. and Norman C. Payson, M.D. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote and act for the undersigned at the 1996 Annual Meeting of Shareholders of Healthsource, Inc. to be held on Tuesday, May 14, 1996 at 7:00 p.m. at the Center of New Hampshire, Holiday Inn, 700 Elm Street, Manchester, New Hampshire, and any adjournment, continuation, or postponement thereof, according to the number of votes which the undersigned is now, or may then be, entitled to cast, hereby revoking any proxies heretofore executed by the undersigned for such meeting.

        All powers may be exercised by both of said Proxies or substitutes voting or acting or, if only one votes and acts, then by that one. The undersigned instructs such Proxies or their substitutes to vote as specified on the reverse side on the proposals set forth in the Proxy Statement.


                                                        (SEE REVERSE SIDE)

                                        HEALTHSOURCE, INC.
                                        P.O. BOX 11208
                                        NEW YORK, N.Y. 10203-0203

DETACH PROXY CARD HERE
===============================================================================

        /  /

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

1. Election of Directors

       FOR all nominees  / /   WITHHOLD AUTHORITY to vote / / *EXCEPTIONS / /
       listed below            for all nominees listed below.

   Class Nominees: Robert S. Cathcart, III, M.D., Robert A. Leipold, M.D., Norman C. Payson, M.D. and J. Harold Chandler.
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

   *EXCEPTIONS
              -----------------------------------------------------------------

2. To act upon a proposal recommended by the Board of Directors to adopt the 1996 Non-Employee Director Stock Option Plan.

     FOR  / /    AGAINST  / /    ABSTAIN  / /

3. To act upon a proposal recommended by the Board of Directors to amend the Articles of Incorporation of the Company to increase the authorized Common Stock, $.10 par value, from 200,000,000 to 800,000,000.

     FOR  / /    AGAINST  / /    ABSTAIN  / /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


   Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized corporate officer. If a partnership, please sign the partnership name by authorized person(s).



                      Dated                                 1996
                           ---------------------------------

                      ------------------------------------------
                                     Signature

                      ------------------------------------------
                                     Signature


 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

 VOTE MUST BE INDICATED (X) IN BLACK OR BLUE INK.   / /
- --------------------------------------------------------------------------------


          Change of Address and or Comments Mark Here / /